UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2007

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

3066 Landmark Blvd, No. 1305

Palm Harbor, Florida 34684

(Address of principal executive offices and zip code)

727-781-3656

 (Registrant's telephone number including area code)

 (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 10, 2007 the following Directors submitted their resignations as Directors effective September 14, 2007 at 9:00 a.m.  Directors Leo J. Henning; Lou Maki; Paul Vandemortele; Laurel Lee Miller; Emily Lee; and Chairman William Lee submitted their resignations as Directors while maintaining their positions as Officers in Technology Resources, Inc.

On September 10, 2007 the Board of Directors of the company appointed David Rees to serve as Director effective as of September 14, 2007 at 9:00 a.m.  Mr. Rees is a partner in the Salt Lake City law firm of Vincent & Rees.  Mr. Rees has been specializing in mergers and acquisitions as well as structured financing for many years.

Mr. Rees has served as general counsel to numerous public and private companies as well as being a Vice-President for a large investment banking firm.  Mr. Rees received his B.A. from Weber State University and his Juris Doctorate from New York University.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

By:	/s/ WILLIAM S. LEE
Name: William S. Lee Title: President and Chief Executive Officer

Dated: September 14, 2007

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